Exhibit 99.1
News Release
Toshiba and Amkor Sign Memorandum of Understanding for the Acquisition of Toshiba’s
Malaysian Semiconductor Assembly and Test Operations
Tokyo, Japan & Chandler, Ariz. — Toshiba Corporation (TOKYO: 6502) and Amkor Technology, Inc. (Nasdaq: AMKR) today announced that they have signed a non-binding memorandum of understanding for the acquisition by Amkor of Toshiba Electronics Malaysia Sdn. Bhd. (“TEM”), Toshiba’s semiconductor assembly operation in Malaysia, together with a license to Amkor for certain related intellectual property rights. Subject to the satisfactory conclusion of due diligence, negotiation and signing of definitive agreements and receipt of any necessary government approvals, Toshiba and Amkor expect to complete the transaction by early January 2012.
Established in 1973, TEM has steadily expanded the scale of its assembly operations, primarily of discrete and analog semiconductors. In recent years, its main product has been power semiconductors.
Toshiba positions power semiconductors as a driver of growth for its semiconductor business and seeks to maximize cost competitiveness across its front- and back-end operations. Transferring ownership of TEM to the Amkor group will allow TEM to take full advantage of Amkor’s large scale production and material procurement capabilities and boost the overall efficiency of its power semiconductor operations.
Toshiba will continue to subcontract power semiconductor assembly and test to TEM as an important source of key products. As it does so, Toshiba will shift its focus and resources to front-end wafer fabrication for power semiconductors by reinforcing production capabilities at Kaga Toshiba Electronics Corporation, Toshiba Group’s discrete semiconductor production base in Japan’s Ishikawa Prefecture.
Amkor expects the transaction to further strengthen its relationship with Toshiba and to grow its semiconductor assembly and testing business. In particular, Amkor believes that TEM will provide an excellent platform for increasing its presence in the power discrete market, where Amkor estimates there is unmet customer demand for outsourced assembly and test services.
About Toshiba
Toshiba is a world leader and innovator in pioneering high technology, a diversified manufacturer and marketer of advanced electronic and electrical products spanning digital consumer products; electronic devices and components; power systems, including nuclear energy; industrial and social infrastructure systems; and home appliances.

Toshiba was founded in 1875, and today operates a global network of more than 490 companies, with 203,000 employees worldwide and annual sales surpassing 6.3 trillion yen (US$77 billion). Visit Toshiba’s web site at www.toshiba.co.jp/index.htm
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s Securities and Exchange Commission (the “SEC”) filings and on Amkor’s website: www.amkor.com.
Toshiba Disclaimer
This press release contains forward-looking statements concerning future plans, strategies and the performance of Toshiba Group. These statements are based on management’s assumptions and beliefs in light of the economic, financial and other data currently available. Furthermore, they are subject to a number of risks and uncertainties. Toshiba therefore wishes to caution readers that actual results might differ materially from our expectations. Major risk factors that may have a material influence on results are indicated below, though this list is not necessarily exhaustive.
•	Major disasters, including earthquakes and typhoons;
•	Disputes, including lawsuits, in Japan and other countries;
•	Success or failure of alliances or joint ventures promoted in collaboration with other companies;
•	Success or failure of new businesses or R&D investment;
•	Changes in political and economic conditions in Japan and abroad;
•	Unexpected regulatory changes;
•	Rapid changes in the supply and demand situation in major markets and intensified price competition;
•	Significant capital expenditure for production facilities and rapid changes in the market;
•	Changes in financial markets, including fluctuations in interest rates and exchange rates.
Amkor Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding: the expected completion, results and benefits to Amkor and timing and other terms of the proposed acquisition, and the demand for Amkor’s services. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following: the memorandum of understanding is non-binding; the acquisition of TEM is subject to due diligence, any necessary government approvals, further negotiation, entry into definitive agreements and conditions contained in such agreements; the ability of Amkor to successfully integrate TEM and to achieve expected benefits; and the level of demand for outsourced assembly and test services for power discretes. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contacts:
Toshiba Corporation
Keisuke Omori
Corporate Communications Office
Phone: +81-3-3457-2105
keisuke.oomori@toshiba.co.jp
Amkor Technology, Inc.
Greg Johnson
Sr. Director, Corporate Communications
480-786-7594
greg.johnson@amkor.com